UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005

HUNTSMAN INTERNATIONAL LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

500 Huntsman Way
Salt Lake City, Utah		84108
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code:  (801) 584-5700

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report is being filed in connection with the acquisition, on December 20, 2005, by Huntsman International LLC, a Delaware limited liability company (the “Company”), of all of the outstanding interests of Huntsman Advanced Materials Holdings LLC, a Delaware limited liability company (“Admat Holdings”), and the related transactions described herein.  Admat Holdings is the direct parent of Huntsman Advanced Materials LLC, a Delaware limited liability company (“Admat”).

Item 1.01 – Entry into a Material Definitive Agreement.

See Items 2.01 and 2.03 below.

Item 2.01 — Completion of Acquisition or Disposition of Assets.

On December 20, 2005, Huntsman Corporation (NYSE: HUN) (“Huntsman”), of which the Company is a wholly owned subsidiary, contributed to the Company all of the outstanding equity of Admat Holdings (the “Contribution”).  As a result, Admat Holdings, Admat and its subsidiaries have become subsidiaries of the Company.  No consideration was paid by the Company to Huntsman in connection with the Contribution other than the issuance of additional equity to Huntsman.  Immediately prior to the Contribution, the equity interests of all holders in Admat Holdings other than Huntsman were converted into the right to receive an aggregate of approximately $125 million in cash (the “Minority Payment”).  In connection with the Contribution, the Company satisfied substantially all of this Minority Payment obligation and repaid all outstanding indebtedness of Admat under its secured credit facility and senior secured notes, using cash on hand and the proceeds of the financing described below in Item 2.03.

Admat Holdings, through Admat and its subsidiaries, manufactures and markets advanced epoxy, acrylic and polyurethane-based products used in a wide variety of industrial and consumer applications.  Prior to the contribution, Admat filed public reports under the Securities Exchange Act of 1934. Further information about Admat is available in its SEC filings filed prior to the Contribution.  Following the Contribution, Admat will no longer file reports with the SEC.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

On December 20, 2005, in connection with the Contribution referred to above, the Company entered into an amendment to its existing secured credit facility to provide for an additional $350 million of Term B dollar loans on the same terms as existing Term B dollar loans.  Among other things, the amendment also modified certain other provisions in the credit facility to permit the Contribution.  The Company used the proceeds of the increased term loans, together with approximately $74 million of cash on hand, (i) to pay substantially all the $125 million Minority Payment described above, (ii) to redeem all of Admat’s outstanding $250 million 11% senior secured notes, (iii) to pay $35.6 million in call premiums associated with the redemption of the notes, and (iv) to pay accrued interest on the notes and transaction expenses.  In connection with the amendment, substantially all of Admat’s and its subsidiaries’ domestic property, plant and equipment, including a pledge of capital stock of its domestic subsidiaries and 65% of capital stock of its first-tier foreign subsidiaries, was added to the collateral securing the Company’s secured credit facility and (except for the pledges of capital stock) its secured notes.  Also, Admat Holdings and its domestic subsidiaries, including Admat, became guarantors under the Company’s secured credit facility as well as under the several indentures governing the Company’s outstanding senior secured notes, senior notes and subordinated notes.

Documents relating to the amendment to the Company’s secured credit facility, and the supplemental indentures providing for the new guarantees of the Company’s outstanding debt securities, are filed as exhibits to this report.

Item 9.01 – Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The historical financial statements of Admat Holdings required in connection with the Contribution described in Item 2.01 are not included with this report, but, as permitted by Form 8-K, will be filed within 71 calendar days of December 27, 2005.

(b) Pro forma financial information.

The pro forma financial statements required in connection with the Contribution described in Item 2.01 are not included with this report, but, as permitted by Form 8-K, will be filed within 71 calendar days of December 27, 2005.

(c) Exhibits.

4.1*                          Supplemental Indenture dated December 20, 2005 to Indenture dated as of June 30, 1999, as amended, among the Company, the guarantors named therein, and Wells Fargo Bank, National Association (as successor by consolidation to Wells Fargo Bank Minnesota, National Association), as trustee, relating to the Company’s dollar and euro denominated 10 1/8% senior subordinated notes due 2009.

4.2*                          Supplemental Indenture dated December 20, 2005 to Indenture dated as of March 13, 2001, as amended, among the Company, the guarantors named therein, and The Bank of New York, as trustee, relating to the Company’s euro denominated 10 1/8% senior subordinated notes due 2009.

4.3*                          Supplemental Indenture dated December 20, 2005 to Indenture dated as of March 21, 2002, as amended, among the Company, the guarantors named therein, and Wells Fargo Bank, National Association (as successor by consolidation to Wells Fargo Bank Minnesota, National Association), as trustee,  relating to the Company’s 9 7/8% senior notes due 2009.

4.4*                          Supplemental Indenture dated December 20, 2005 to Indenture dated as of December 17, 2004, as amended, among the Company, the guarantors named therein, and Wells Fargo Bank, National Association (as successor by consolidation to Wells Fargo Bank Minnesota, National Association), as trustee, relating to the Company’s dollar denominated 7 3/8% senior subordinated notes due 2015 and euro denominated 7 ½% senior subordinated notes due 2015.

4.5*                          Supplemental Indenture dated December 20, 2005 to Indenture dated September 30, 2003 among the Company (as successor by merger to Huntsman LLC), the guarantors named therein and HSBC Bank USA, National Association, as trustee, relating to the Company’s 11 5/8% senior secured notes due 2010.

4.6*                          Supplemental Indenture dated December 20, 2005 to Indenture dated June 22, 2004, as amended, among the Company (as successor by merger to Huntsman LLC), the guarantors named therein, and HSBC Bank USA, National Association, as trustee, relating to the 11 1/2% senior notes due 2012 and senior floating rate notes due 2011.

10.1*                    Consent and First Amendment to Credit Agreement dated December 20, 2005 among the Company, Deutsche Bank AG New York Branch as Administrative Agent and the other financial institutions named therein.

10.2*                    Collateral Security Agreement Supplement No. 1 dated December 20, 2005 among the Company, Deutsche Bank AG New York Branch, Admat Holdings, Admat and Huntsman Advanced Materials Americas, Inc.

*  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN INTERNATIONAL LLC

Date: December 27, 2005	By:	/s/ Sean Douglas
	Name:	Sean Douglas

	Title:	Vice President and Treasurer